EXHIBIT 23.4

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Howard Schultz & Associates International:

     We consent to the use of our report (included in PRG-Schultz International, Inc.'s Current Report on Form 8-K/A filed on April 3, 2002) dated March 1, 2002, with respect to the combined balance sheets of Howard Schultz & Associates International, Inc. as of December 31, 2001 and 2000, and the related combined statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated by reference herein.



                                    /s/  KPMG LLP
                                    ------------------------------------------
                                    KPMG LLP


Dallas, Texas
October 24, 2002



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